PricewaterhouseCoopers LLP
125 High Street
Boston MA 02110
Telephone (617) 530
5000 Facsimile (617)
530 5001
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-l A of our report dated February 26, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2008